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Jay Johnson
(240) 744-1150

FOR IMMEDIATE RELEASE

DIAMONDROCK HOSPITALITY COMPANY REPORTS SECOND QUARTER 2018 RESULTS

BETHESDA, Maryland, Thursday, August 2, 2018 – DiamondRock Hospitality Company (the “Company”) (NYSE: DRH), a lodging-focused real estate investment trust that owns a portfolio of 30 premium hotels in the United States, today announced results of operations for the quarter ended June 30, 2018.

Second Quarter 2018 Highlights

•	Net Income: Net income was $28.0 million and earnings per diluted share was $0.14.

•	Comparable RevPAR: RevPAR was $204.79, a 2.0% increase from the comparable period of 2017.

•	Comparable Hotel Adjusted EBITDA Margin: Hotel Adjusted EBITDA margin was 34.24%, a 79 basis point contraction from the comparable period of 2017.

•
Adjusted EBITDA: Adjusted EBITDA was $75.8 million, a decrease of $1.8 million from 2017. The decrease is primarily due to the hurricane-related closures of the Frenchman's Reef and Morning Star Marriott Beach Resort and Havana Cabana Key West.

•	Adjusted FFO: Adjusted FFO was $65.6 million and Adjusted FFO per diluted share was $0.32.

•
Business Interruption Income: The Company recognized $2.0 million of business interruption income during the quarter related to the ongoing insurance claim for Frenchman's Reef and Morning Star Marriott Beach Resort.

•	Dividends: The Company declared a dividend of $0.125 per share during the second quarter, which was paid on July 12, 2018.
Mark W. Brugger, President and Chief Executive Officer of DiamondRock Hospitality Company stated, “We continue to be encouraged by improving lodging fundamentals and we are pleased with our second quarter results as our portfolio grew Comparable RevPAR 2.0%. Comparable RevPAR increased 3.9% and profit margins were essentially flat for the portfolio excluding the Vail Marriott, which is under renovation, and the Westin Boston, which is experiencing transitory issues from the Marriott/Starwood integration. We are optimistic looking towards the back half of the year and we remain well positioned to be opportunistic on potential acquisitions with over $130 million of cash on hand and full availability under our $300 million credit facility.”
Operating Results
Please see “Non-GAAP Financial Measures” attached to this press release for an explanation of the terms “EBITDAre,” “Adjusted EBITDA,” “Hotel Adjusted EBITDA Margin,” “FFO” and “Adjusted FFO” and a reconciliation of these measures to net income. Comparable operating results include our 2018 and 2017 acquisitions for all periods presented and exclude the Frenchman's Reef and Morning Star Marriott Beach Resort

(“Frenchman's Reef”) and Havana Cabana Key West for all periods presented due to the closure of these hotels. See “Reconciliation of Comparable Operating Results” attached to this press release for a reconciliation to historical amounts.

For the quarter ended June 30, 2018, the Company reported the following:

	Second Quarter
	2018	2017	Change
Comparable Operating Results (1)
ADR	$246.67	$237.36	3.9%
Occupancy	83.0%	84.6%	-1.6 percentage points
RevPAR	$204.79	$200.85	2.0%
Revenues	$236.7 million	$231.8 million	2.1%
Hotel Adjusted EBITDA Margin	34.24%	35.03%	-79 basis points

Actual Operating Results (2)
Revenues	$237.9 million	$243.3 million	-2.2%
Net income	$28.0 million	$36.6 million	-$8.6 million
Earnings per diluted share	$0.14	$0.18	-$0.04
Adjusted EBITDA	$75.8 million	$77.6 million	-$1.8 million
Adjusted FFO	$65.6 million	$63.6 million	$2.0 million
Adjusted FFO per diluted share	$0.32	$0.32	$0.00
(1) Comparable operating results exclude Frenchman’s Reef and Havana Cabana Key West for all periods presented and include pre-acquisition operating results for The Landing Resort & Spa and Hotel Palomar Phoenix from April 1, 2017 to June 30, 2017. The pre-acquisition operating results were obtained from the seller of the hotels during the acquisition due diligence process. We have made no adjustments to the amounts provided to us by the seller. The pre-acquisition operating results were not audited or reviewed by the Company's independent auditors.
(2) Actual operating results include Frenchman’s Reef and Havana Cabana Key West and the operating results of hotels acquired for the Company's respective ownership periods.

The Company's operating results for the quarter ended June 30, 2018 were negatively impacted by continuing Marriott/Starwood merger integration issues at the Westin Boston Waterfront Hotel and renovation disruption at the Vail Marriott. Excluding both hotels, the Company's Comparable RevPAR increased 3.9% and Comparable Hotel Adjusted EBITDA margins were flat.

For the six months ended June 30, 2018, the Company reported the following:

	Year to Date
	2018	2017	Change
Comparable Operating Results (1)
ADR	$230.98	$225.34	2.5%
Occupancy	78.5%	78.9%	- 0.4 percentage points
RevPAR	$181.22	$177.87	1.9%
Revenues	$423.5 million	$416.0 million	1.8%
Hotel Adjusted EBITDA Margin	29.91%	30.91%	-100 basis points

Actual Operating Results (2)
Revenues	$419.5 million	$439.5 million	-4.6%
Net income	$32.3 million	$45.5 million	-$13.2 million
Earnings per diluted share	$0.16	$0.23	-$0.07
Adjusted EBITDA	$119.3 million	$124.9 million	-$5.6 million
Adjusted FFO	$99.3 million	$100.2 million	-$0.9 million
Adjusted FFO per diluted share	$0.49	$0.50	-$0.01
(1) Comparable operating results exclude Frenchman’s Reef and Havana Cabana Key West for all periods presented and include pre-acquisition operating results for The Landing Resort & Spa and Hotel Palomar Phoenix from January 1, 2018 to February 28, 2018 and January 1, 2017 to June 30, 2017 and for L'Auberge de Sedona and Orchards Inn Sedona from January 1, 2017 to February 27, 2017. The pre-acquisition operating results were obtained from the seller of the hotels during the acquisition due diligence process. We have made no adjustments to the amounts provided to us by the seller. The pre-acquisition operating results were not audited or reviewed by the Company's independent auditors.
(2) Actual operating results include Frenchman’s Reef and Havana Cabana Key West and the operating results of hotels acquired for the Company's respective ownership periods.

Update on Insurance Claims

As previously disclosed, the Company has ongoing insurance claims resulting from hurricanes that impacted Frenchman’s Reef and Havana Cabana Key West in 2017, as well as from the 2017 wildfires in Northern California that impacted the Lodge at Sonoma. The Company is insured for up to $361 million for each covered event, subject to certain deductibles and other conditions. During the second quarter, the Company recognized $2.0 million of business interruption income related to Frenchman's Reef. The Company continues to negotiate with its insurers for additional business interruptions proceeds under all three insurance claims.

Frenchman’s Reef: The hotel was significantly damaged by last year's hurricanes and is expected to remain closed through 2019. The Company submitted its insurance claim during the first quarter and is continuing to work diligently with its insurance carriers and the U.S. Virgin Islands government to evaluate all alternatives to ensure the best outcome for its shareholders.

Havana Cabana Key West: The Company completed a comprehensive renovation and re-positioning of the hotel in connection with the remediation of substantial wind and water-related damage from Hurricane Irma. The hotel reopened as the Havana Cabana Key West in April 2018. In July 2018, the Company settled its insurance claim for the property damage and business interruption.

The Lodge at Sonoma: In July 2018, the Company settled its insurance claim for the smoke damage and business interruption.

Capital Expenditures

The Company expects to spend approximately $135 million for capital improvements in 2018. The Company invested approximately $62.4 million in capital improvements at its hotels during the six months ended June 30, 2018, primarily related to the completion of the renovations at the Chicago Marriott Downtown, Havana Cabana Key West, Bethesda Marriott Suites and Westin Boston Waterfront Hotel, and the commencement of the Vail Marriott renovation. Significant projects planned for the remainder of 2018 include:

•
Vail Marriott: The Company commenced a renovation of the hotel's guest rooms and meeting space during the second quarter. The renovation will bring the guest rooms to a luxury level to help raise the average daily rate and narrow the rate gap with the hotel's luxury competitive set.

•	Westin Fort Lauderdale Beach Resort: The Company expects to renovate and upgrade the hotel's guest rooms in the third quarter of 2018 to drive market share.

•
Hotel Rex: In connection with its addition to the Viceroy Collection, the Company expects to complete a comprehensive renovation and re-positioning of the hotel beginning in September 2018. The hotel will close for approximately four months during renovation. The renovation is expected to be completed in time to take advantage of an expected strong 2019 lodging market in San Francisco.

•
JW Marriott Denver: The Company expects to begin renovating the hotel's guest rooms, public space and meeting rooms in the fourth quarter of 2018, with the majority of the work occurring in 2019. The renovation is expected to secure the hotel's position as the top luxury hotel in the high-end Cherry Creek submarket of Denver.

The Company incurred approximately $1.0 million in displacement of Hotel Adjusted EBITDA for the second quarter of 2018, primarily attributed to the renovation at the Vail Marriott. The Company anticipates approximately $3.0 million in additional displacement of Hotel Adjusted EBITDA for the remainder of 2018, which is primarily attributable to the upgrade renovations at the Vail Marriott, Hotel Rex and Westin Fort Lauderdale Beach Resort. The displacement is expected to be approximately $2.0 million in the third quarter and $1.0 million in the fourth quarter.

Balance Sheet

As of June 30, 2018, the Company had $134.6 million of unrestricted cash on hand and approximately $934.5 million of total debt, which primarily consisted of property-specific mortgage debt and $300.0 million of unsecured term loans. The Company has no outstanding borrowings on its $300.0 million senior unsecured credit facility and 22 of its 30 hotels are unencumbered by debt.

Dividends

The Company’s Board of Directors declared a quarterly dividend of $0.125 per share to stockholders of record as of June 29, 2018. The dividend was paid on July 12, 2018.

ATM Equity Offering Program

The Company issued common stock under its "at-the-market" (ATM) equity offering program during the six months ended June 30, 2018. Through June 30, 2018, the Company opportunistically sold 7,472,946 shares of its common stock at an average price of $12.56 for net proceeds of $92.9 million. The Company remains focused on maintaining a conservative balance sheet while prudently growing its portfolio with strategic acquisitions, and may make acquisitions with the proceeds from the ATM program or through other means. The Company is currently evaluating a number of acquisition opportunities, which are comprised predominantly of independent, resort properties. As previously disclosed, in March of this year, the Company deployed $122.0 million to acquire two hotels: The Hotel Palomar in Phoenix, Arizona and The Landing Resort & Spa in Lake Tahoe, California. If no additional acquisitions are completed in 2018, the equity issuance is expected to lower full year Adjusted FFO per share by approximately $0.025 and further de-leverage the Company.

Guidance
The Company is providing annual guidance for 2018, but does not undertake to update it for any developments in its business.  Achievement of the anticipated results is subject to the risks disclosed in the Company’s filings with the U.S. Securities and Exchange Commission.  Comparable RevPAR growth excludes Frenchman’s Reef and Havana Cabana Key West and includes the Company's 2017 and 2018 acquisitions for all periods.

The Company's 2018 guidance remains unchanged except to account for the shares sold under the ATM program during the second quarter, which reduces full year Adjusted FFO per share by approximately $0.025 assuming no further acquisitions. The Company expects the full year 2018 results to be as follows:

Metric	Low End	High End

Comparable RevPAR Growth	1.5 percent	2.5 percent
Adjusted EBITDA	$254 million	$263 million
Adjusted FFO	$205 million	$212 million
Adjusted FFO per share (based on 206.6 million diluted shares)	$0.99 per share	$1.03 per share

The guidance above incorporates the following assumptions:

•	Business interruption insurance proceeds of approximately $20 million;

•	Corporate expenses of $27.5 million to $28.5 million, excluding severance charges from the Company's CFO transition;

•	Interest expense of $40 million to $41 million; and

•	Income tax expense of $8 million to $11 million;

The Company expects approximately 25.5% to 26.5% of its full year 2018 Adjusted EBITDA to be earned in the third quarter of 2018, which includes approximately $4.0 to $5.0 million of business interruption insurance income.

Selected Quarterly Comparable Operating Information

The following table is presented to provide investors with selected quarterly comparable operating information. The operating information includes the Company's 2018 and 2017 acquisitions and excludes Frenchman's Reef and Havana Cabana Key West for all periods presented.

	Quarter 1, 2017	Quarter 2, 2017	Quarter 3, 2017	Quarter 4, 2017	Full Year 2017
ADR	$211.28	$237.36	$227.92	$235.86	$228.59
Occupancy	73.2%	84.6%	84.9%	77.5%	80.1%
RevPAR	$154.64	$200.85	$193.51	$182.82	$183.05
Revenues (in thousands)	$184,233	$231,798	$218,565	$214,587	$849,183
Hotel Adjusted EBITDA (in thousands)	$47,424	$81,192	$68,999	$66,897	$264,512
% of full Year	17.9%	30.7%	26.1%	25.3%	100.0%
Hotel Adjusted EBITDA Margin	25.74%	35.03%	31.57%	31.17%	31.15%
Available Rooms	840,690	850,031	854,820	857,734	3,403,275

Earnings Call
The Company will host a conference call to discuss its first quarter results on Friday, August 3, 2018, at 9:00 a.m. Eastern Time (ET). To participate in the live call, investors are invited to dial 844-287-6622 (for domestic callers) or 530-379-4559 (for international callers). The participant passcode is 9656757. A live webcast of the call will be available via the investor relations section of DiamondRock Hospitality Company’s website at www.drhc.com or www.earnings.com. A replay of the webcast will also be archived on the website for one week.

About the Company
DiamondRock Hospitality Company is a self-advised real estate investment trust (REIT) that is an owner of a leading portfolio of geographically diversified hotels concentrated in top gateway markets and destination resort locations. The Company owns 30 premium quality hotels with over 9,900 rooms. The Company has strategically positioned its hotels to be operated both under leading global brand families such as Hilton and Marriott as well as unique boutique hotels in the lifestyle segment. For further information on the Company and its portfolio, please visit DiamondRock Hospitality Company’s website at www.drhc.com.

This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as “believe,” “expect,” “intend,” “project,” “forecast,” “plan” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made, including statements related to the expected duration of closure of Frenchman’s Reef and anticipated insurance coverage. These risks include, but are not limited to: national and local economic and business conditions, including the potential for additional terrorist attacks, that will affect occupancy rates at the Company’s hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of the Company’s indebtedness; relationships with property managers; the ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations which influence or determine wages, prices, construction procedures and costs; and other risk factors contained in the Company’s filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of the date of this release, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

DIAMONDROCK HOSPITALITY COMPANY
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)
(unaudited)

	June 30, 2018	December 31, 2017
ASSETS
Property and equipment, net	$2,806,510	$2,692,286
Restricted cash	41,564	40,204
Due from hotel managers	100,253	86,621
Favorable lease assets, net	46,395	26,690
Prepaid and other assets (1)	33,168	71,488
Cash and cash equivalents	134,552	183,569
Total assets	$3,162,442	$3,100,858
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Mortgage and other debt, net of unamortized debt issuance costs	$636,139	$639,639
Term loans, net of unamortized debt issuance costs	298,383	298,153
Total debt	934,522	937,792

Deferred income related to key money, net	11,937	14,307
Unfavorable contract liabilities, net	74,297	70,734
Deferred ground rent	90,254	86,614
Due to hotel managers	68,693	74,213
Dividends declared and unpaid	26,561	25,708
Accounts payable and accrued expenses (2)	44,879	57,845
Total other liabilities	316,621	329,421
Stockholders’ Equity:
Preferred stock, $0.01 par value; 10,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.01 par value; 400,000,000 shares authorized; 207,840,943 and 200,306,733 shares issued and outstanding at June 30, 2018 and December 31, 2017, respectively	2,078	2,003
Additional paid-in capital	2,158,336	2,061,451
Accumulated deficit	(249,115)	(229,809)
Total stockholders’ equity	1,911,299	1,833,645
Total liabilities and stockholders’ equity	$3,162,442	$3,100,858

(1) Includes $16.8 million and $55.8 million of insurance receivables, $0.9 million of deferred tax assets, $8.7 million and $8.0 million of prepaid expenses and $6.8 million and $6.8 million of other assets as of June 30, 2018 and December 31, 2017, respectively.

(2) Includes $6.0 million of deferred tax liabilities, $3.5 million and $11.2 million of accrued hurricane-related costs, $16.2 million and $15.3 million of accrued property taxes, $9.4 million and $11.7 million of accrued capital expenditures, and $9.8 million and $13.6 million of other accrued liabilities as of June 30, 2018 and December 31, 2017, respectively.

DIAMONDROCK HOSPITALITY COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Revenues:
Rooms	$175,058	$177,483	$304,036	$315,315
Food and beverage	51,572	52,762	92,364	97,540
Other	11,319	13,027	23,079	26,627
Total revenues	237,949	243,272	419,479	439,482
Operating Expenses:
Rooms	40,593	41,565	76,193	78,466
Food and beverage	31,701	33,064	59,155	62,530
Management fees	6,610	6,949	9,443	12,961
Other hotel expenses	89,243	78,608	162,706	150,267
Depreciation and amortization	26,033	25,585	50,935	49,948
Hotel acquisition costs	—	22	—	2,273
Corporate expenses	7,832	6,828	17,618	13,090
Gain on business interruption insurance	(2,000)	—	(8,027)	—
Total operating expenses, net	200,012	192,621	368,023	369,535
Operating profit	37,937	50,651	51,456	69,947

Interest and other income, net	(296)	(192)	(807)	(551)
Interest expense	10,274	9,585	20,151	19,098
Loss on early extinguishment of debt	—	274	—	274
Total other expenses, net	9,978	9,667	19,344	18,821
Income before income taxes	27,959	40,984	32,112	51,126
Income tax benefit (expense)	50	(4,389)	235	(5,644)
Net income	$28,009	$36,595	$32,347	$45,482
Earnings per share:
Basic earnings per share	$0.14	$0.18	$0.16	$0.23
Diluted earnings per share	$0.14	$0.18	$0.16	$0.23

Weighted-average number of common shares outstanding:
Basic	203,574,282	200,810,323	202,366,359	200,732,639
Diluted	204,516,142	201,741,394	203,366,890	201,729,516

Non-GAAP Financial Measures

We use the following non-GAAP financial measures that we believe are useful to investors as key measures of our operating performance: EBITDA, EBITDAre, Adjusted EBITDA, Hotel EBITDA, Hotel Adjusted EBITDA, FFO and Adjusted FFO. These measures should not be considered in isolation or as a substitute for measures of performance in accordance with U.S. GAAP. EBITDA, EBITDAre, Adjusted EBITDA, Hotel EBITDA, Hotel Adjusted EBITDA, FFO and Adjusted FFO, as calculated by us, may not be comparable to other companies that do not define such terms exactly as the Company.

Use and Limitations of Non-GAAP Financial Measures

Our management and Board of Directors use EBITDA, EBITDAre, Adjusted EBITDA, Hotel EBITDA, Hotel Adjusted EBITDA, FFO and Adjusted FFO to evaluate the performance of our hotels and to facilitate comparisons between us and other lodging REITs, hotel owners who are not REITs and other capital intensive companies. The use of these non-GAAP financial measures has certain limitations. These non-GAAP financial measures as presented by us, may not be comparable to non-GAAP financial measures as calculated by other real estate companies. These measures do not reflect certain expenses or expenditures that we incurred and will incur, such as depreciation, interest and capital expenditures. We compensate for these limitations by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of our operating performance. Our reconciliations to the most comparable U.S. GAAP financial measures, and our consolidated statements of operations and cash flows, include interest expense, capital expenditures, and other excluded items, all of which should be considered when evaluating our performance, as well as the usefulness of our non-GAAP financial measures.

These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with U.S. GAAP. They should not be considered as alternatives to operating profit, cash flow from operations, or any other operating performance measure prescribed by U.S. GAAP. These non-GAAP financial measures reflect additional ways of viewing our operations that we believe, when viewed with our U.S. GAAP results and the reconciliations to the corresponding U.S. GAAP financial measures, provide a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure. We strongly encourage investors to review our financial information in its entirety and not to rely on a single financial measure.

EBITDA, EBITDAre and FFO

EBITDA represents net income (calculated in accordance with U.S. GAAP) excluding: (1) interest expense; (2) provision for income taxes, including income taxes applicable to sale of assets; and (3) depreciation and amortization. The Company computes EBITDAre in accordance with the National Association of Real Estate Investment Trusts ("Nareit") guidelines, as defined in its September 2017 white paper "Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate." EBITDAre represents net income (calculated in accordance with U.S. GAAP) adjusted for: (1) interest expense; (2) provision for income taxes, including income taxes applicable to sale of assets; (3) depreciation and amortization; (4) gains or losses on the disposition of depreciated property including gains or losses on change of control; (5) impairment write-downs of depreciated property and of investments in unconsolidated affiliates caused by a decrease in value of depreciated property in the affiliate; and (6) adjustments to reflect the entity's share of EBITDAre of unconsolidated affiliates.

We believe EBITDA and EBITDAre are useful to an investor in evaluating our operating performance because they help investors evaluate and compare the results of our operations from period to period by removing the impact of our capital structure (primarily interest expense) and our asset base (primarily depreciation and amortization, and in the case of EBITDAre, impairment and gains or losses on dispositions of depreciated property) from our operating results. In addition, covenants included in our debt agreements use EBITDA as a measure of financial compliance. We also use EBITDA and EBITDAre as one measure in determining the value of hotel acquisitions and dispositions.

The Company computes FFO in accordance with standards established by the Nareit, which defines FFO as net income determined in accordance with U.S. GAAP, excluding gains or losses from sales of properties and impairment losses, plus depreciation and amortization. The Company believes that the presentation of FFO provides useful information to investors regarding its operating performance because it is a measure of the Company's operations without regard to specified non-cash items, such as real estate depreciation and amortization and gains or losses on the sale of assets. The Company also uses FFO as one measure in assessing its operating results.

Hotel EBITDA

Hotel EBITDA represents net income excluding: (1) interest expense, (2) income taxes, (3) depreciation and amortization, (4) corporate general and administrative expenses (shown as corporate expenses on the consolidated statements of operations), and (5) hotel acquisition costs. We believe that Hotel EBITDA provides our investors a useful financial measure to evaluate our hotel operating performance, excluding the impact of our capital structure (primarily interest), our asset base (primarily depreciation and amortization), and our corporate-level expenses (corporate expenses and hotel acquisition costs). With respect to Hotel EBITDA, we believe that excluding the effect of corporate-level expenses provides a more complete understanding of the operating results over which individual hotels and third-party management companies have direct control. We believe property-level results provide investors with supplemental information on the ongoing operational performance of our hotels and effectiveness of the third-party management companies operating our business on a property-level basis.

Adjustments to EBITDA, FFO and Hotel EBITDA

We adjust EBITDA, FFO and Hotel EBITDA when evaluating our performance because we believe that the exclusion of certain additional items described below provides useful supplemental information to investors regarding our ongoing operating performance and that the presentation of Adjusted EBITDA, Adjusted FFO and Hotel Adjusted EBITDA when combined with U.S. GAAP net income, EBITDA, FFO and Hotel EBITDA, is beneficial to an investor's complete understanding of our consolidated and property-level operating performance. Hotel Adjusted EBITDA margins are calculated as Hotel Adjusted EBITDA divided by total hotel revenues.

We adjust EBITDA, FFO and Hotel EBITDA for the following items:

•
Non-Cash Ground Rent: We exclude the non-cash expense incurred from the straight line recognition of rent from our ground lease obligations and the non-cash amortization of our favorable lease assets. We exclude these non-cash items because they do not reflect the actual rent amounts due to the respective lessors in the current period and they are of lesser significance in evaluating our actual performance for that period.

•
Non-Cash Amortization of Favorable and Unfavorable Contracts: We exclude the non-cash amortization of the favorable and unfavorable contracts recorded in conjunction with certain acquisitions because the non-cash amortization is based on historical cost accounting and is of lesser significance in evaluating our actual performance for that period.

•
Cumulative Effect of a Change in Accounting Principle: Infrequently, the Financial Accounting Standards Board (FASB) promulgates new accounting standards that require the consolidated statement of operations to reflect the cumulative effect of a change in accounting principle. We exclude the effect of these adjustments, which include the accounting impact from prior periods, because they do not reflect the Company’s actual underlying performance for the current period.

•
Gains or Losses from Early Extinguishment of Debt: We exclude the effect of gains or losses recorded on the early extinguishment of debt because these gains or losses result from transaction activity related to the Company’s capital structure that we believe are not indicative of the ongoing operating performance of the Company or our hotels.

•
Hotel Acquisition Costs: We exclude hotel acquisition costs expensed during the period because we believe these transaction costs are not reflective of the ongoing performance of the Company or our hotels.

•
Severance Costs: We exclude corporate severance costs incurred with the termination of corporate-level employees and severance costs incurred at our hotels related to lease terminations or structured severance programs because we believe these costs do not reflect the ongoing performance of the Company or our hotels.

•
Hotel Manager Transition Items: We exclude the transition items associated with a change in hotel manager because we believe these items do not reflect the ongoing performance of the Company or our hotels.

•
Other Items:  From time to time we incur costs or realize gains that we consider outside the ordinary course of business and that we do not believe reflect the ongoing performance of the Company or our hotels. Such items may include, but are not limited to, the following: pre-opening costs incurred with newly developed hotels; lease preparation costs incurred to prepare vacant space for marketing; management or franchise contract termination fees; gains or losses from legal settlements; costs incurred related to natural disasters; and gains from insurance proceeds, other than income related to business interruption insurance.

In addition, to derive Adjusted FFO we exclude any fair value adjustments to debt instruments. We exclude these non-cash amounts because they do not reflect the underlying performance of the Company.

Reconciliations of Non-GAAP Measures

EBITDA, EBITDAre and Adjusted EBITDA

The following tables are reconciliations of our GAAP net income to EBITDA, EBITDAre and Adjusted EBITDA (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Net income	$28,009	$36,595	$32,347	$45,482
Interest expense	10,274	9,585	20,151	19,098
Income tax (benefit) expense	(50)	4,389	(235)	5,644
Real estate related depreciation and amortization	26,033	25,585	50,935	49,948
EBITDA	64,266	76,154	103,198	120,172
Impairment losses	—	—	—	—
Gain on sale of hotel properties	—	—	—	—
EBITDAre	64,266	76,154	103,198	120,172
Non-cash ground rent	1,943	1,614	3,478	3,164
Non-cash amortization of favorable and unfavorable contract liabilities, net	(501)	(478)	(979)	(956)
Hotel acquisition costs	—	22	—	2,273
Hurricane-related costs (1)	1,529	—	1,315	—
Hotel manager transition/pre-opening items (2)	384	—	(1,799)	—
Loss on early extinguishment of debt	—	274	—	274
Severance costs (3)	8,195	—	14,042	—
Adjusted EBITDA	$75,816	$77,586	$119,255	$124,927

(1)
Represents stabilization, cleanup, and other costs (such as professional fees and hotel labor) incurred at our hotels impacted by Hurricanes Irma or Maria that have not been or are not expected to be recovered by insurance.

(2)
For the three months ended June 30, 2018, consists of (a) transition costs of $0.1 million related to the Hotel Rex, L'Auberge de Sedona and Orchards Inn Sedona, and (b) pre-opening costs of $0.3 million related to the reopening of the Havana Cabana Key West. For the six months ended June 30, 2018, consists of (a) transition costs of $0.1 million related to the Hotel Rex, L'Auberge de Sedona and Orchards Inn Sedona, and (b) pre-opening costs of $0.3 million related to the reopening of the Havana Cabana Key West, offset by $2.2 million of accelerated amortization of key money received from Marriott for Frenchman's Reef in connection with the termination of the hotel's management agreement.

(3) During the three months ended June 30, 2018: Consists of (a) $8.1 million related to payments made to unionized employees under a voluntary buyout program at the Lexington Hotel New York, which are classified within other hotel expenses on the consolidated statement of operations and (b) $0.1 million related to the departure of our former Executive Vice President and Chief Financial Officer, which is classified within corporate expenses on the consolidated statement of operations. During the six months ended June 30, 2018: Consists of (a) $10.9 million related to payments made to unionized employees under a voluntary buyout program at the Lexington Hotel New York, which are classified within other hotel expenses on the consolidated statement of operations and (b) $3.1 million related to the departure of our former Executive Vice President and Chief Financial Officer, which is classified within corporate expenses on the consolidated statement of operations.

	Full Year 2018 Guidance
	Low End	High End
Net income	$84,599	$90,599
Interest expense	41,000	40,000
Income tax expense	8,000	11,000
Real estate related depreciation and amortization	103,000	104,000
EBITDAre	236,599	245,599
Non-cash ground rent	7,100	7,100
Non-cash amortization of favorable and unfavorable contracts, net	(1,900)	(1,900)
Hotel manager transition/pre-opening items	(1,799)	(1,799)
Hurricane-related costs	2,000	2,000
Severance costs	12,000	12,000
Adjusted EBITDA	$254,000	$263,000

Hotel EBITDA and Hotel Adjusted EBITDA
The following table is a reconciliation of our GAAP net income to Hotel EBITDA and Hotel Adjusted EBITDA (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Net income	$28,009	$36,595	$32,347	$45,482
Interest expense	10,274	9,585	20,151	19,098
Income tax (benefit) expense	(50)	4,389	(235)	5,644
Real estate related depreciation and amortization	26,033	25,585	50,935	49,948
EBITDA	64,266	76,154	103,198	120,172
Corporate expenses	7,832	6,828	17,618	13,090
Interest and other income, net	(296)	(192)	(807)	(551)
Gain on business interruption insurance	(2,000)	—	(8,027)	—
Hotel acquisition costs	—	22	—	2,273
Loss on early extinguishment of debt	—	274	—	274
Hurricane-related costs (1)	1,529	—	1,315	—
Severance (2)	8,081	—	10,914	—
Loss (gain) on sale of hotel properties, net	—	—	—	—
Hotel EBITDA	79,412	83,086	124,211	135,258
Non-cash ground rent	1,943	1,614	3,478	3,164
Non-cash amortization of favorable and unfavorable contract liabilities, net	(501)	(478)	(979)	(956)
Hotel manager transition/pre-opening items (3)	384	—	(1,799)	—
Hotel Adjusted EBITDA	$81,238	$84,222	$124,911	$137,466
(1)     Represents stabilization, cleanup, and other costs (such as professional fees and hotel labor) incurred at our hotels impacted by Hurricanes Irma or Maria that have not been or are not expected to be recovered by insurance.
(2) Represents payments made to unionized employees under a voluntary buyout program at the Lexington Hotel New York, which are classified within other hotel expenses on the condensed consolidated statement of operations.
(3) For the three months ended June 30, 2018, consists of (a) transition costs of $0.1 million related to the Hotel Rex, L'Auberge de Sedona and Orchards Inn Sedona, and (b) pre-opening costs of $0.3 million related to the reopening of the Havana Cabana Key West. For the six months ended June 30, 2018, consists of (a) transition costs of $0.1 million related to the Hotel Rex, L'Auberge de Sedona and Orchards

Inn Sedona, and (b) pre-opening costs of $0.3 million related to the reopening of the Havana Cabana Key West, offset by $2.2 million of accelerated amortization of key money received from Marriott for Frenchman's Reef in connection with the termination of the hotel's management agreement.

FFO and Adjusted FFO
The following tables are reconciliations of our GAAP net income to FFO and Adjusted FFO (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,

	2018	2017	2018	2017
Net income	$28,009	$36,595	$32,347	$45,482
Real estate related depreciation and amortization	26,033	25,585	50,935	49,948
Impairment losses	—	—	—	—
Loss (gain) on sales of hotel properties, net of income tax	—	—	—	—
FFO	54,042	62,180	83,282	95,430
Non-cash ground rent	1,943	1,614	3,478	3,164
Non-cash amortization of favorable and unfavorable contract liabilities, net	(501)	(478)	(979)	(956)
Hotel acquisition costs	—	22	—	2,273
Hurricane-related costs (1)	1,529	—	1,315	—
Hotel manager transition/pre-opening items (2)	384	—	(1,799)	—
Loss on early extinguishment of debt	—	274	—	274
Severance costs (3)	8,195	—	14,042	—
Fair value adjustments to debt instruments	—	—	—	—
Adjusted FFO	$65,592	$63,612	$99,339	$100,185
Adjusted FFO per diluted share	$0.32	$0.32	$0.49	$0.50

(1)
Represents stabilization, cleanup, and other costs (such as professional fees and hotel labor) incurred at our hotels impacted by Hurricanes Irma or Maria that have not been or are not expected to be recovered by insurance.

(2)
For the three months ended June 30, 2018, consists of (a) transition costs of $0.1 million related to the Hotel Rex, L'Auberge de Sedona and Orchards Inn Sedona, and (b) pre-opening costs of $0.3 million related to the reopening of the Havana Cabana Key West. For the six months ended June 30, 2018, consists of (a) transition costs of $0.1 million related to the Hotel Rex, L'Auberge de Sedona and Orchards Inn Sedona, and (b) pre-opening costs of $0.3 million related to the reopening of the Havana Cabana Key West, offset by $2.2 million of accelerated amortization of key money received from Marriott for Frenchman's Reef in connection with the termination of the hotel's management agreement.

(3) During the three months ended June 30, 2018: Consists of (a) $8.1 million related to payments made to unionized employees under a voluntary buyout program at the Lexington Hotel New York, which are classified within other hotel expenses on the consolidated statement of operations and (b) $0.1 million related to the departure of our former Executive Vice President and Chief Financial Officer, which is classified within corporate expenses on the consolidated statement of operations. During the six months ended June 30, 2018: Consists of (a) $10.9 million related to payments made to unionized employees under a voluntary buyout program at the Lexington Hotel New York, which are classified within other hotel expenses on the consolidated statement of operations and (b) $3.1 million related to the departure of our former Executive Vice President and Chief Financial Officer, which is classified within corporate expenses on the consolidated statement of operations.

	Full Year 2018 Guidance
	Low End	High End
Net income	$84,599	$90,599
Real estate related depreciation and amortization	103,000	104,000
FFO	187,599	194,599
Non-cash ground rent	7,100	7,100
Non-cash amortization of favorable and unfavorable contract liabilities, net	(1,900)	(1,900)
Hotel manager transition/pre-opening items	(1,799)	(1,799)
Hurricane-related costs	2,000	2,000
Severance costs	12,000	12,000
Adjusted FFO	$205,000	$212,000
Adjusted FFO per diluted share	$0.99	$1.03

Reconciliation of Comparable Operating Results

The following presents the revenues, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA Margin together with comparable prior year results, which includes the pre-acquisition results for our 2018 and 2017 acquisitions and excludes the results for the closed hotels (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Revenues	$237,949	$243,272	$419,479	$439,482
Hotel revenues from prior ownership (1)	—	7,500	5,305	19,591
Hotel revenues from closed hotels (2)	(1,295)	(18,974)	(1,255)	(43,043)
Comparable Revenues	$236,654	$231,798	$423,529	$416,030

Hotel Adjusted EBITDA	$81,238	$84,222	$124,911	$137,466
Hotel Adjusted EBITDA from prior ownership (1)	—	1,840	1,766	5,074
Hotel Adjusted EBITDA from closed hotels (2)	(205)	(4,870)	(7)	(13,925)
Comparable Hotel Adjusted EBITDA	$81,033	$81,192	$126,670	$128,615

Hotel Adjusted EBITDA Margin	34.14%	34.62%	29.78%	31.28%
Comparable Hotel Adjusted EBITDA Margin	34.24%	35.03%	29.91%	30.91%

(1)
Amounts represent the pre-acquisition operating results of The Landing Resort & Spa and Hotel Palomar for the period from January 1, 2018 to February 28, 2018 and January 1, 2017 to June 30, 2017, respectively and the pre-acquisition operating results of the L'Auberge de Sedona and Orchards Inn Sedona for the period from January 1, 2017 to February 27, 2017. The pre-acquisition operating results were obtained from the respective sellers of the hotels during the acquisition due diligence process. We have made no adjustments to the amounts provided to us by the seller. The pre-acquisition operating results were not audited or reviewed by the Company's independent auditors.

(2)	Amounts represent the operating results of Frenchman's Reef and Havana Cabana Key West.

Comparable Hotel Operating Expenses
The following table sets forth hotel operating expenses for the three and six months ended June 30, 2018 and 2017 for each of the hotels that we owned during these periods. Our GAAP hotel operating expenses for the three and six months ended June 30, 2018 and 2017 consisted of the line items set forth below (dollars in thousands) under the column titled “As Reported.” The amounts reported in this column include amounts that are not comparable period-over-period. In order to reflect the period in 2018 comparable to 2017, the amounts in the column titled “Adjustments for Acquisitions” represent the pre-acquisition operating costs of The Landing Resort & Spa and the Hotel Palomar for the period from January 1, 2018 to February 28, 2018 and January 1, 2017 to June 30, 2017, respectively and the L'Auberge de Sedona and Orchards Inn Sedona for the period from January 1, 2017 to February 27, 2017. The amounts in the column titled “Adjustments for Closed Hotels” represent the operating costs for all periods presented of Frenchman's Reef and Havana Cabana Key West. Both Frenchman's Reef and Havana Cabana Key West closed in early September 2017 in advance of Hurricane Irma. Havana Cabana Key West reopened in April 2018 and Frenchman's Reef remains closed. We provide this important supplemental information to our investors because this information provides a useful means for investors to measure our operating performance on a comparative basis. See the column titled “Comparable."
These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP in this release. They should not be considered as alternatives to operating profit, cash flow from operations, or any other operating performance measure prescribed by GAAP. These non-GAAP financial measures reflect additional ways of viewing our operations at our hotels that we believe, when viewed with our GAAP results and the reconciliations to the corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure. We strongly encourage investors to review our financial information in its entirety and not to rely on a single financial measure. In particular, we note the pre-acquisition operating results set forth in the column titled “Adjustments for Acquisitions” were obtained from the respective sellers of the hotels during the acquisition due diligence process. We have made no adjustments to the amounts provided to us by the respective sellers. The pre-acquisition operating results were not audited or reviewed by our independent auditors.

	As Reported			Adjustments for Closed Hotels		Adjustments for Acquisitions		Comparable
	Three Months Ended June 30,							Three Months Ended June 30,
	2018	2017	% Change	2018	2017	2018	2017	2018	2017	% Change

Rooms departmental expenses	$40,593	$41,565	(2.3)%	$(293)	$(2,497)	$—	$1,141	$40,300	$40,209	0.2%
Food and beverage departmental expenses	31,701	33,064	(4.1)%	(142)	(4,069)	—	2,015	31,559	31,010	1.8%
Other direct departmental	2,517	3,092	(18.6)%	(51)	(768)	—	82	2,466	2,406	2.5%
General and administrative	19,283	19,511	(1.2)%	(146)	(1,806)	—	799	19,137	18,504	3.4%
Utilities	5,002	6,079	(17.7)%	(84)	(1,402)	—	280	4,918	4,957	(0.8)%
Repairs and maintenance	8,084	8,875	(8.9)%	(90)	(1,006)	—	216	7,994	8,085	(1.1)%
Sales and marketing	16,240	15,628	3.9%	(101)	(1,398)	—	546	16,139	14,776	9.2%
Franchise fees	6,871	6,015	14.2%	—	—	—	—	6,871	6,015	14.2%
Base management fees	5,060	5,816	(13.0)%	(31)	(534)	—	209	5,029	5,491	(8.4)%
Incentive management fees	1,550	1,133	36.8%	—	—	—	1	1,550	1,134	36.7%
Property taxes	14,138	13,871	1.9%	(48)	(61)	—	59	14,090	13,869	1.6%
Ground rent	3,130	2,617	19.6%	—	—	—	456	3,130	3,073	1.9%
Insurance	1,938	1,644	17.9%	(108)	(413)	—	53	1,830	1,284	42.5%
Severance costs	8,081	—	100.0%	—	—	—	—	8,081	—	100.0%
Hurricane-related costs	1,529	—	100.0%	(1,529)	—	—	—	—	—	—%
Hotel manager transition/pre-opening items	384	$—	100.0%	(313)	—	—	—	71	—	100.0%
Other fixed expenses	2,046	1,276	60.3%	3	(150)	—	117	2,049	1,243	64.8%
Total hotel operating expenses	$168,147	$160,186	5.0%	$(2,933)	$(14,104)	$—	$5,974	$165,214	$152,056	8.7%
Severance costs	$(8,081)	$—	(100.0)%	$—	$—	$—	$—	$(8,081)	$—	(100.0)%
Hurricane-related costs	(1,529)	—	(100.0)%	1,529		—	—	—	—	—%
Hotel manager transition/pre-opening items	(384)	—	(100.0)%	313	—	—	—	(71)	—	(100.0)%
Non-cash ground rent	(1,943)	(1,614)	20.4%	—	—	—	(314)	(1,943)	(1,928)	0.8%
Non-cash amortization of favorable and unfavorable contract liabilities, net	501	478	4.8%	—	—	—	—	501	478	4.8%
Total adjusted hotel operating expenses	$156,711	$159,050	(1.5)%	$(1,091)	$(14,104)	$—	$5,660	$155,620	$150,606	3.3%

	As Reported			Adjustments for Closed Hotels		Adjustments for Acquisitions		Comparable
	Six Months Ended June 30,							Six Months Ended June 30,
	2018	2017	% Change	2018	2017	2018	2017	2018	2017	% Change

Rooms departmental expenses	$76,193	$78,466	(2.9)%	$(294)	$(5,254)	$789	$3,156	$76,688	$76,368	0.4%
Food and beverage departmental expenses	59,155	62,530	(5.4)%	(142)	(8,461)	1,162	4,749	60,175	58,818	2.3%
Other direct departmental	5,019	6,087	(17.5)%	(50)	(1,464)	102	441	5,071	5,064	0.1%
General and administrative	36,302	37,506	(3.2)%	(145)	(3,842)	466	2,134	36,623	35,798	2.3%
Utilities	10,032	12,139	(17.4)%	(83)	(2,661)	138	630	10,087	10,108	(0.2)%
Repairs and maintenance	15,872	17,560	(9.6)%	(90)	(2,106)	126	621	15,908	16,075	(1.0)%
Sales and marketing	30,173	29,429	2.5%	(135)	(2,747)	340	1,376	30,378	28,058	8.3%
Franchise fees	12,779	11,046	15.7%	—	—	—	—	12,779	11,046	15.7%
Base management fees	6,682	10,360	(35.5)%	2,142	(1,221)	223	662	9,047	9,801	(7.7)%
Incentive management fees	2,761	2,601	6.2%	—	—	—	1	2,761	2,602	6.1%
Property taxes	27,793	26,101	6.5%	(101)	(121)	80	198	27,772	26,178	6.1%
Ground rent	5,677	5,130	10.7%	—	—	—	499	5,677	5,629	0.9%
Insurance	3,139	3,332	(5.8)%	(161)	(901)	37	141	3,015	2,572	17.2%
Severance costs	10,914	—	100.0%	—	—	—	—	10,914	—	100.0%
Hurricane-related costs	1,315	—	100.0%	(1,315)	—	—	—	—	—	—%
Hotel manager transition/pre-opening items	384	—	100.0%	(313)	—	—	—	71	—	100.0%
Other fixed expenses	3,307	1,937	70.7%	(6)	(340)	126	314	3,427	1,911	79.3%
Total hotel operating expenses	$307,497	$304,224	1.1%	$(693)	$(29,118)	$3,589	$14,922	$310,393	$290,028	7.0%
Severance costs	$(10,914)	$—	(100.0%)	$—	$—	$—	$—	$(10,914)	$—	(100.0%)
Hurricane-related costs	(1,315)	—	(100.0%)	1,315	—	—	—	—	—	—%
Hotel manager transition/pre-opening items	1,799	—	100.0%	(1,870)	—	—	—	(71)	—	(100.0%)
Non-cash ground rent	(3,478)	(3,164)	9.9%	—		(50)	(405)	(3,528)	(3,569)	(1.1)%
Non-cash amortization of unfavorable contract liabilities	979	956	2.4%	—	—	—	—	979	956	2.4%
Total adjusted hotel operating expenses	$294,568	$302,016	(2.5)%	$(1,248)	$(29,118)	$3,539	$14,517	$296,859	$287,415	3.3%

Market Capitalization as of June 30, 2018
(in thousands)
Enterprise Value

Common equity capitalization (at June 30, 2018 closing price of $12.28/share)	$2,571,940
Consolidated debt (face amount)	940,595
Cash and cash equivalents	(134,552)
Total enterprise value	$3,377,983
Share Reconciliation

Common shares outstanding	207,841
Unvested restricted stock held by management and employees	642
Share grants under deferred compensation plan	958
Combined shares outstanding	209,441

Debt Summary as of June 30, 2018
(dollars in thousands)
Loan	Interest Rate	Term	Outstanding Principal	Maturity
Marriott Salt Lake City Downtown	4.25%	Fixed	$55,874	November 2020
Westin Washington D.C. City Center	3.99%	Fixed	63,791	January 2023
The Lodge at Sonoma, a Renaissance Resort & Spa	3.96%	Fixed	27,954	April 2023
Westin San Diego	3.94%	Fixed	64,126	April 2023
Courtyard Manhattan / Midtown East	4.40%	Fixed	83,346	August 2024
Renaissance Worthington	3.66%	Fixed	83,331	May 2025
JW Marriott Denver at Cherry Creek	4.33%	Fixed	62,967	July 2025
Westin Boston Waterfront Hotel	4.36%	Fixed	196,263	November 2025
New Market Tax Credit loan(1)	5.17%	Fixed	2,943	December 2020
Unamortized debt issuance costs, net			(4,456)
Total mortgage and other debt, net of unamortized debt issuance costs			636,139

Unsecured term loan	LIBOR + 1.45(2)	Variable	100,000	May 2021
Unsecured term loan	LIBOR + 1.45(2)	Variable	200,000	April 2022
Unamortized debt issuance costs, net			(1,617)
Unsecured term loans, net of unamortized debt issuance costs			298,383

Senior unsecured credit facility	LIBOR + 1.50	Variable	—	May 2020 (3)

Total debt, net of unamortized debt issuance costs			$934,522
Weighted-average interest rate of fixed rate debt	4.23%
Total weighted-average interest rate	3.99%

(1)	Assumed in connection with the acquisition of the Hotel Palomar Phoenix in March 2018.

(2)	The interest rate as of June 30, 2018 was 3.43%.

(3)	May be extended for an additional year upon the payment of applicable fees and the satisfaction of certain customary conditions.

Operating Statistics – Second Quarter
	ADR			Occupancy			RevPAR			Hotel Adjusted EBITDA Margin
	2Q 2018	2Q 2017	B/(W)	2Q 2018	2Q 2017	B/(W)	2Q 2018	2Q 2017	B/(W)	2Q 2018	2Q 2017	B/(W)
Atlanta Alpharetta Marriott	$172.93	$164.29	5.3%	70.5%	82.5%	(12.0)%	$121.94	$135.61	(10.1)%	34.26%	34.02%	24 bps
Bethesda Marriott Suites	$192.20	$185.30	3.7%	81.0%	83.3%	(2.3)%	$155.69	$154.42	0.8%	38.28%	36.02%	226 bps
Boston Westin	$276.00	$282.66	(2.4)%	81.7%	88.0%	(6.3)%	$225.45	$248.75	(9.4)%	32.49%	38.68%	-619 bps
Hilton Boston Downtown	$341.34	$327.05	4.4%	90.8%	93.6%	(2.8)%	$310.10	$306.01	1.3%	46.82%	47.13%	-31 bps
Hilton Burlington	$191.14	$175.89	8.7%	82.8%	84.4%	(1.6)%	$158.26	$148.43	6.6%	41.83%	41.37%	46 bps
Renaissance Charleston	$290.65	$265.72	9.4%	92.2%	92.3%	(0.1)%	$268.00	$245.23	9.3%	47.55%	46.02%	153 bps
Chicago Marriott	$255.82	$242.44	5.5%	83.8%	82.2%	1.6%	$214.30	$199.26	7.5%	36.52%	33.53%	299 bps
Chicago Gwen	$287.54	$245.87	16.9%	88.9%	84.0%	4.9%	$255.75	$206.45	23.9%	35.06%	34.10%	96 bps
Courtyard Denver Downtown	$205.16	$214.81	(4.5)%	82.6%	83.4%	(0.8)%	$169.45	$179.06	(5.4)%	47.91%	51.25%	-334 bps
Courtyard Fifth Avenue	$289.88	$277.10	4.6%	93.1%	91.0%	2.1%	$269.86	$252.12	7.0%	26.36%	25.26%	110 bps
Courtyard Midtown East	$280.46	$269.84	3.9%	96.3%	93.5%	2.8%	$269.99	$252.23	7.0%	33.02%	33.65%	-63 bps
Fort Lauderdale Westin	$185.34	$186.42	(0.6)%	85.3%	84.6%	0.7%	$158.14	$157.79	0.2%	32.64%	36.65%	-401 bps
JW Marriott Denver Cherry Creek	$258.73	$271.00	(4.5)%	86.1%	83.1%	3.0%	$222.80	$225.30	(1.1)%	35.84%	35.64%	20 bps
Sheraton Suites Key West	$242.04	$242.52	(0.2)%	90.8%	92.6%	(1.8)%	$219.68	$224.46	(2.1)%	41.69%	44.98%	-329 bps
The Landing Resort & Spa	$297.88	$264.56	12.6%	49.1%	58.1%	(9.0)%	$146.37	$153.67	(4.8)%	0.05%	21.90%	-2185 bps
Lexington Hotel New York	$264.15	$254.99	3.6%	94.3%	95.1%	(0.8)%	$249.16	$242.42	2.8%	27.07%	22.94%	413 bps
Hotel Palomar Phoenix	$186.25	$185.87	0.2%	73.9%	75.3%	(1.4)%	$137.70	$140.00	(1.6)%	25.10%	25.53%	-43 bps
Hotel Rex	$196.04	$202.26	(3.1)%	85.0%	82.6%	2.4%	$166.70	$167.10	(0.2)%	23.13%	29.38%	-625 bps
Salt Lake City Marriott	$174.17	$160.23	8.7%	76.0%	80.9%	(4.9)%	$132.35	$129.66	2.1%	39.34%	38.03%	131 bps
L'Auberge de Sedona	$653.01	$592.67	10.2%	78.1%	79.5%	(1.4)%	$509.90	$471.14	8.2%	33.16%	30.02%	314 bps
Orchards Inn Sedona	$271.22	$245.99	10.3%	81.7%	86.3%	(4.6)%	$221.53	$212.39	4.3%	37.89%	39.21%	-132 bps
Shorebreak	$249.15	$224.60	10.9%	79.1%	82.6%	(3.5)%	$196.97	$185.61	6.1%	26.94%	23.48%	346 bps
The Lodge at Sonoma	$316.55	$329.76	(4.0)%	76.6%	72.7%	3.9%	$242.47	$239.79	1.1%	32.02%	32.90%	-88 bps
Hilton Garden Inn Times Square Central	$277.14	$256.68	8.0%	98.1%	98.0%	0.1%	$271.83	$251.46	8.1%	36.46%	36.26%	20 bps
Vail Marriott	$180.31	$168.86	6.8%	37.5%	54.9%	(17.4)%	$67.58	$92.75	(27.1)%	(24.47)%	(5.30)%	-1917 bps
Westin San Diego	$188.87	$197.51	(4.4)%	86.7%	85.4%	1.3%	$163.82	$168.62	(2.8)%	37.53%	38.47%	-94 bps
Westin Washington D.C. City Center	$250.69	$250.45	0.1%	93.0%	90.2%	2.8%	$233.22	$225.85	3.3%	42.95%	46.69%	-374 bps
Renaissance Worthington	$192.93	$183.50	5.1%	77.4%	78.7%	(1.3)%	$149.28	$144.48	3.3%	35.48%	39.91%	-443 bps
Comparable Total (1)	$246.67	$237.36	3.9%	83.0%	84.6%	(1.6)%	$204.79	$200.85	2.0%	34.24%	35.03%	-79 bps

(1)
Amounts exclude the operating results of Frenchman's Reef and Morning Star Marriott Beach Resort and Havana Cabana Key West and include the pre-acquisition operating results of The Landing Resort & Spa and Hotel Palomar Phoenix for the period from April 1, 2017 to June 30, 2017.

Operating Statistics – Year to Date
	ADR			Occupancy			RevPAR			Hotel Adjusted EBITDA Margin
	YTD 2018	YTD 2017	B/(W)	YTD 2018	YTD 2017	B/(W)	YTD 2018	YTD 2017	B/(W)	YTD 2018	YTD 2017	B/(W)
Atlanta Alpharetta Marriott	$179.89	$171.24	5.1%	67.8%	76.4%	(8.6)%	$121.95	$130.82	(6.8)%	35.12%	33.69%	143 bps
Bethesda Marriott Suites	$185.37	$178.58	3.8%	66.9%	76.7%	(9.8)%	$124.10	$137.04	(9.4)%	29.17%	31.62%	-245 bps
Boston Westin	$245.26	$250.32	(2.0)%	73.2%	77.8%	(4.6)%	$179.41	$194.85	(7.9)%	25.41%	31.56%	-615 bps
Hilton Boston Downtown	$276.24	$273.08	1.2%	85.1%	83.2%	1.9%	$234.96	$227.24	3.4%	36.73%	37.03%	-30 bps
Hilton Burlington	$163.37	$152.25	7.3%	77.6%	75.9%	1.7%	$126.75	$115.56	9.7%	33.74%	31.65%	209 bps
Renaissance Charleston	$265.52	$256.02	3.7%	87.3%	74.9%	12.4%	$231.83	$191.71	20.9%	42.73%	36.24%	649 bps
Chicago Marriott	$221.55	$213.45	3.8%	66.8%	65.9%	0.9%	$148.04	$140.71	5.2%	22.07%	21.31%	76 bps
Chicago Gwen	$241.96	$216.58	11.7%	80.5%	64.7%	15.8%	$194.83	$140.14	39.0%	22.07%	20.25%	182 bps
Courtyard Denver Downtown	$190.51	$202.48	(5.9)%	81.3%	77.4%	3.9%	$154.96	$156.81	(1.2)%	44.20%	46.82%	-262 bps
Courtyard Fifth Avenue	$253.92	$239.82	5.9%	88.0%	87.1%	0.9%	$223.49	$208.99	6.9%	14.61%	12.20%	241 bps
Courtyard Midtown East	$238.69	$235.75	1.2%	91.9%	87.7%	4.2%	$219.38	$206.80	6.1%	21.84%	23.28%	-144 bps
Fort Lauderdale Westin	$222.11	$213.57	4.0%	90.0%	90.3%	(0.3)%	$199.80	$192.82	3.6%	38.39%	41.60%	-321 bps
JW Marriott Denver Cherry Creek	$248.75	$257.86	(3.5)%	80.2%	78.8%	1.4%	$199.60	$203.12	(1.7)%	31.91%	32.26%	-35 bps
Sheraton Suites Key West	$271.14	$270.15	0.4%	91.5%	93.0%	(1.5)%	$248.22	$251.11	(1.2)%	47.85%	48.78%	-93 bps
The Landing Resort & Spa (1)	$289.79	$266.38	8.8%	48.9%	56.8%	(7.9)%	$141.72	$151.20	(6.3)%	(1.59)%	20.74%	-2233 bps
Lexington Hotel New York	$228.83	$218.18	4.9%	88.4%	91.2%	(2.8)%	$202.21	$198.91	1.7%	13.38%	8.03%	535 bps
Hotel Palomar Phoenix (1)	$206.78	$208.29	(0.7)%	77.3%	78.3%	(1.0)%	$159.88	$163.01	(1.9)%	32.35%	32.17%	18 bps
Hotel Rex	$199.58	$224.58	(11.1)%	81.4%	79.4%	2.0%	$162.55	$178.34	(8.9)%	27.14%	32.30%	-516 bps
Salt Lake City Marriott	$176.86	$165.26	7.0%	74.0%	78.9%	(4.9)%	$130.91	$130.31	0.5%	39.24%	40.86%	-162 bps
L'Auberge de Sedona	$620.79	$544.87	13.9%	77.0%	77.0%	—%	$478.06	$419.70	13.9%	27.81%	24.94%	287 bps
Orchards Inn Sedona	$265.70	$230.52	15.3%	77.8%	80.7%	(2.9)%	$206.73	$186.11	11.1%	37.51%	35.23%	228 bps
Shorebreak	$244.99	$222.24	10.2%	75.8%	72.5%	3.3%	$185.82	$161.05	15.4%	25.86%	20.63%	523 bps
The Lodge at Sonoma	$282.28	$295.91	(4.6)%	68.1%	57.4%	10.7%	$192.29	$169.74	13.3%	24.24%	19.01%	523 bps
Hilton Garden Inn Times Square Central	$230.27	$216.35	6.4%	97.4%	96.6%	0.8%	$224.28	$209.01	7.3%	27.19%	25.29%	190 bps
Vail Marriott	$346.71	$326.95	6.0%	61.2%	73.2%	(12.0)%	$212.29	$239.43	(11.3)%	37.72%	39.33%	-161 bps
Westin San Diego	$187.70	$197.50	(5.0)%	83.8%	85.0%	(1.2)%	$157.21	$167.87	(6.4)%	37.65%	40.05%	-240 bps
Westin Washington D.C. City Center	$223.47	$241.03	(7.3)%	89.0%	86.6%	2.4%	$198.80	$208.68	(4.7)%	36.86%	43.38%	-652 bps
Renaissance Worthington	$193.79	$184.07	5.3%	77.1%	78.1%	(1.0)%	$149.49	$143.73	4.0%	37.96%	39.93%	-197 bps
Comparable Total (2)	$230.98	$225.34	2.5%	78.5%	78.9%	(0.4)%	$181.22	$177.87	1.9%	29.91%	30.91%	-100 bps

(1)	Hotels were acquired on March 1, 2018. Amounts reflect the operating results for these hotels for the period from March 1, 2018 to June 30, 2018 and March 1, 2017 to June 30, 2017.

(2)
Amounts exclude the operating results of Frenchman's Reef and Morning Star Marriott Beach Resort and Havana Cabana Key West and include the pre-acquisition operating results of The Landing Resort & Spa and Hotel Palomar Phoenix for the period from January 1, 2018 to February 28, 2018 and January 1, 2017 to June 30, 2017, respectively and L'Auberge de Sedona and Orchards Inn Sedona for the period from January 1, 2017 to February 27, 2017.

Hotel Adjusted EBITDA Reconciliation
	Second Quarter 2018
			Plus:	Plus:	Plus:	Equals:
	Total Revenues	Net Income / (Loss)	Depreciation	Interest Expense	Adjustments (1)	Hotel Adjusted EBITDA
Atlanta Alpharetta Marriott	$4,784	$1,183	$456	$—	$—	$1,639
Bethesda Marriott Suites	$5,068	$(18)	$455	$—	$1,503	$1,940
Boston Westin	$27,120	$4,318	$2,355	$2,200	$(61)	$8,812
Hilton Boston Downtown	$12,027	$4,387	$1,244	$—	$—	$5,631
Hilton Burlington	$4,851	$1,519	$510	$—	$—	$2,029
Renaissance Charleston	$4,614	$1,833	$392	$—	$(31)	$2,194
Chicago Marriott	$32,626	$7,980	$4,206	$125	$(397)	$11,914
Chicago Gwen	$10,223	$2,507	$1,077	$—	$—	$3,584
Courtyard Denver Downtown	$2,949	$1,100	$313	$—	$—	$1,413
Courtyard Fifth Avenue	$4,700	$794	$450	$—	$(5)	$1,239
Courtyard Midtown East	$8,100	$1,017	$678	$980	$—	$2,675
Fort Lauderdale Westin	$11,950	$2,577	$1,323	$—	$—	$3,900
Frenchman's Reef	$40	$49	$—	$—	$—	$49
JW Marriott Denver Cherry Creek	$6,236	$1,030	$505	$700	$—	$2,235
Havana Cabana Key West	$1,255	$(62)	$218	$—	$—	$156
Sheraton Suites Key West	$4,665	$1,635	$310	$—	$—	$1,945
The Landing Resort & Spa	$2,000	$(369)	$370	$—	$—	$1
Lexington Hotel New York	$17,970	$1,344	$3,506	$7	$8	$4,865
Hotel Palomar Phoenix	$5,266	$217	$658	$52	$395	$1,322
Hotel Rex	$1,643	$241	$139	$—	$—	$380
Salt Lake City Marriott	$8,389	$2,127	$548	$625	$—	$3,300
L'Auberge de Sedona	$7,549	$2,016	$487	$—	$—	$2,503
Orchards Inn Sedona	$2,573	$699	$235	$—	$41	$975
Shorebreak	$4,105	$773	$347	$—	$(14)	$1,106
The Lodge at Sonoma	$6,653	$1,306	$538	$286	$—	$2,130
Hilton Garden Inn Times Square Central	$7,089	$1,778	$807	$—	$—	$2,585
Vail Marriott	$3,608	$(1,427)	$544	$—	$—	$(883)
Westin San Diego	$9,061	$1,637	$1,115	$649	$—	$3,401
Westin Washington D.C. City Center	$10,584	$2,551	$1,311	$684	$—	$4,546
Renaissance Worthington	$10,251	$1,904	$936	$795	$2	$3,637
Total	$237,949	$46,646	$26,033	$7,103	$1,441	$81,238
Less: Closed Hotels (2)	$(1,295)	$13	$(218)	$—	$—	$(205)
Comparable Total	$236,654	$46,659	$25,815	$7,103	$1,441	$81,033

(1)
Includes non-cash expenses incurred by the hotels due to the straight lining of the rent from ground lease obligations, the non-cash amortization favorable and unfavorable contract liabilities and hotel manager transition costs.

(2)	Amounts represent the operating results of Frenchman's Reef and Morning Star Marriott Beach Resort and Havana Cabana Key West.

Hotel Adjusted EBITDA Reconciliation
	Second Quarter 2017
			Plus:	Plus:	Plus:	Equals:
	Total Revenues	Net Income / (Loss)	Depreciation	Interest Expense	Adjustments (1)	Hotel Adjusted EBITDA
Atlanta Alpharetta Marriott	$5,291	$1,415	$385	$—	$—	$1,800
Bethesda Marriott Suites	$4,991	$(60)	$345	$—	$1,513	$1,798
Boston Westin	$28,627	$6,686	$2,192	$2,246	$(51)	$11,073
Hilton Boston Downtown	$11,868	$4,356	$1,237	$—	$—	$5,593
Hilton Burlington	$4,525	$1,356	$516	$—	$—	$1,872
Renaissance Charleston	$4,135	$1,541	$394	$—	$(32)	$1,903
Chicago Marriott	$31,455	$7,142	$3,735	$68	$(397)	$10,548
Chicago Gwen	$7,959	$1,640	$1,074	$—	$—	$2,714
Courtyard Denver Downtown	$3,081	$1,281	$298	$—	$—	$1,579
Courtyard Fifth Avenue	$4,411	$615	$447	$—	$52	$1,114
Courtyard Midtown East	$7,631	$912	$660	$996	$—	$2,568
Fort Lauderdale Westin	$11,457	$2,902	$1,297	$—	$—	$4,199
Frenchman's Reef	$17,178	$2,420	$1,633	$—	$—	$4,053
JW Marriott Denver Cherry Creek	$6,426	$1,073	$507	$710	$—	$2,290
Havana Cabana Key West	$1,796	$623	$194	$—	$—	$817
Sheraton Suites Key West	$4,729	$1,835	$292	$—	$—	$2,127
Lexington Hotel New York	$16,702	$(108)	$3,472	$460	$8	$3,832
Hotel Rex	$1,593	$328	$140	$—	$—	$468
Salt Lake City Marriott	$8,056	$1,891	$531	$642	$—	$3,064
L'Auberge de Sedona	$6,988	$1,591	$507	$—	$—	$2,098
Orchards Inn Sedona	$2,479	$695	$234	$—	$43	$972
Shorebreak	$3,697	$437	$446	$—	$(15)	$868
The Lodge at Sonoma	$6,343	$1,327	$467	$293	$—	$2,087
Hilton Garden Inn Times Square Central	$6,545	$1,582	$791	$—	$—	$2,373
Vail Marriott	$4,947	$(758)	$496	$—	$—	$(262)
Westin San Diego	$9,096	$1,749	$1,088	$662	$—	$3,499
Westin Washington D.C. City Center	$10,401	$2,846	$1,306	$704	$—	$4,856
Renaissance Worthington	$10,865	$2,626	$901	$807	$2	$4,336
Total	$243,272	$49,943	$25,585	$7,588	$1,123	$84,222
Add: Prior Ownership Results(2)	$7,500	$609	$866	$38	$327	$1,840
Less: Closed Hotels (3)	$(18,974)	$(3,043)	$(1,827)	$—	$—	$(4,870)
Comparable Total	$231,798	$47,509	$24,624	$7,626	$1,450	$81,192

(1)
Includes non-cash expenses incurred by the hotels due to the straight lining of the rent from ground lease obligations, the non-cash amortization favorable and unfavorable contract liabilities and hotel manager transition costs.

(2)	Amounts represent the pre-acquisition operating results of The Landing Resort & Spa and Hotel Palomar Phoenix for the period from April 1, 2017 to June 30, 2017.

(3)	Amounts represent the operating results of Frenchman's Reef and Morning Star Marriott Beach Resort and Havana Cabana Key West.

Hotel Adjusted EBITDA Reconciliation
	Year to Date 2018
			Plus:	Plus:	Plus:	Equals:
	Total Revenues	Net Income / (Loss)	Depreciation	Interest Expense	Adjustments (1)	Hotel Adjusted EBITDA
Atlanta Alpharetta Marriott	$9,651	$2,462	$927	$—	$—	$3,389
Bethesda Marriott Suites	$8,165	$(1,469)	$834	$—	$3,017	$2,382
Boston Westin	$44,590	$2,338	$4,709	$4,402	$(120)	$11,329
Hilton Boston Downtown	$18,548	$4,332	$2,480	$—	$—	$6,812
Hilton Burlington	$7,619	$1,551	$1,020	$—	$—	$2,571
Renaissance Charleston	$8,039	$2,708	$790	$—	$(63)	$3,435
Chicago Marriott	$45,515	$2,514	$8,138	$186	$(795)	$10,043
Chicago Gwen	$15,286	$1,192	$2,181	$—	$—	$3,373
Courtyard Denver Downtown	$5,405	$1,762	$627	$—	$—	$2,389
Courtyard Fifth Avenue	$7,766	$248	$897	$—	$(10)	$1,135
Courtyard Midtown East	$13,146	$(447)	$1,364	$1,954	$—	$2,871
Fort Lauderdale Westin	$27,866	$8,024	$2,673	$—	$—	$10,697
Frenchman's Reef	$—	$(50)	$—	$—	$—	$(50)
JW Marriott Denver Cherry Creek	$11,117	$1,131	$1,022	$1,394	$—	$3,547
Havana Cabana Key West	$1,255	$(161)	$218	$—	$—	$57
Sheraton Suites Key West	$10,139	$4,116	$736	$—	$—	$4,852
The Landing Resort & Spa	$2,585	$(532)	$491	$—	$—	$(41)
Lexington Hotel New York	$29,467	$(2,994)	$6,911	$11	$16	$3,944
Hotel Palomar Phoenix	$7,997	$1,260	$880	$52	$395	$2,587
Hotel Rex	$3,305	$618	$279	$—	$—	$897
Salt Lake City Marriott	$16,954	$4,242	$1,164	$1,247	$—	$6,653
L'Auberge de Sedona	$13,360	$2,741	$975	$—	$—	$3,716
Orchards Inn Sedona	$4,716	$1,216	$470	$—	$83	$1,769
Shorebreak	$7,849	$1,332	$727	$—	$(29)	$2,030
The Lodge at Sonoma	$11,165	$1,105	$1,030	$571	$—	$2,706
Hilton Garden Inn Times Square Central	$11,709	$1,559	$1,625	$—	$—	$3,184
Vail Marriott	$18,536	$5,918	$1,074	$—	$—	$6,992
Westin San Diego	$18,267	$3,373	$2,212	$1,293	$—	$6,878
Westin Washington D.C. City Center	$18,054	$2,662	$2,626	$1,366	$—	$6,654
Renaissance Worthington	$21,408	$4,683	$1,855	$1,585	$4	$8,127
Total	$419,479	$57,434	$50,935	$14,061	$2,498	$124,911
Add: Prior Ownership Results (2)	$5,305	$1,101	$577	$38	$50	$1,766
Less: Closed Hotels (3)	$(1,255)	$211	$(218)	$—	$—	$(7)
Comparable Total	$423,529	$58,746	$51,294	$14,099	$2,548	$126,670

(1)
Includes non-cash expenses incurred by the hotels due to the straight lining of the rent from ground lease obligations, the non-cash amortization favorable and unfavorable contract liabilities and hotel manager transition costs.

(2)	Amounts represent the pre-acquisition operating results of The Landing Resort & Spa and Hotel Palomar Phoenix for the period from January 1, 2018 to February 28, 2018.

(3)	Amounts represent the operating results of Frenchman's Reef and Morning Star Marriott Beach Resort and Havana Cabana Key West.

Hotel Adjusted EBITDA Reconciliation
	Year to Date 2017
			Plus:	Plus:	Plus:	Equals:
	Total Revenues	Net Income / (Loss)	Depreciation	Interest Expense	Adjustments (1)	Hotel Adjusted EBITDA
Atlanta Alpharetta Marriott	$10,306	$2,702	$770	$—	$—	$3,472
Bethesda Marriott Suites	$8,922	$(909)	$693	$—	$3,037	$2,821
Boston Westin	$46,928	$6,079	$4,373	$4,477	$(120)	$14,809
Hilton Boston Downtown	$18,006	$4,194	$2,473	$—	$—	$6,667
Hilton Burlington	$7,049	$1,199	$1,032	$—	$—	$2,231
Renaissance Charleston	$6,479	$1,686	$725	$—	$(63)	$2,348
Chicago Marriott	$47,176	$3,529	$7,214	$103	$(795)	$10,051
Chicago Gwen	$10,501	$197	$1,929	$—	$—	$2,126
Courtyard Denver Downtown	$5,395	$1,945	$581	$—	$—	$2,526
Courtyard Fifth Avenue	$7,306	$(108)	$896	$—	$103	$891
Courtyard Midtown East	$12,522	$(391)	$1,321	$1,985	$—	$2,915
Fort Lauderdale Westin	$26,185	$8,326	$2,566	$—	$—	$10,892
Frenchman's Reef	$39,034	$8,580	$3,290	$—	$—	$11,870
JW Marriott Denver Cherry Creek	$11,577	$1,304	$1,015	$1,416	$—	$3,735
Havana Cabana Key West	$4,009	$1,667	$388	$—	$—	$2,055
Sheraton Suites Key West	$10,225	$4,409	$579	$—	$—	$4,988
Lexington Hotel New York	$27,500	$(6,678)	$6,942	$1,927	$16	$2,207
Hotel Rex	$3,468	$836	$284	$—	$—	$1,120
Salt Lake City Marriott	$17,287	$4,734	$1,049	$1,281	$—	$7,064
L'Auberge de Sedona	$9,360	$2,186	$692	$—	$—	$2,878
Orchards Inn Sedona	$3,446	$1,018	$311	$—	$56	$1,385
Shorebreak	$6,229	$469	$845	$—	$(29)	$1,285
The Lodge at Sonoma	$9,387	$342	$858	$584	$—	$1,784
Hilton Garden Inn Times Square Central	$10,881	$1,170	$1,582	$—	$—	$2,752
Vail Marriott	$21,202	$7,339	$999	$—	$—	$8,338
Westin San Diego	$18,534	$3,907	$2,196	$1,320	$—	$7,423
Westin Washington D.C. City Center	$18,821	$4,169	$2,589	$1,406	$—	$8,164
Renaissance Worthington	$21,747	$5,317	$1,756	$1,606	$4	$8,683
Total	$439,482	$69,218	$49,948	$16,105	$2,209	$137,466
Add: Prior Ownership Results(2)	$19,591	$2,368	$2,253	$76	$377	$5,074
Less: Closed Hotels (3)	$(43,043)	$(10,247)	$(3,678)	$—	$—	$(13,925)
Comparable Total	$416,030	$61,339	$48,523	$16,181	$2,586	$128,615

(1)
Includes non-cash expenses incurred by the hotels due to the straight lining of the rent from ground lease obligations, the non-cash amortization favorable and unfavorable contract liabilities and hotel manager transition costs.

(2)
Amounts represent the pre-acquisition operating results of The Landing Resort & Spa and Hotel Palomar Phoenix for the period from January 1, 2017 to June 30, 2017 and L'Auberge de Sedona and Orchards Inn Sedona for the period from January 1, 2017 to February 27, 2017.

(3)	Amounts represent the operating results of Frenchman's Reef and Morning Star Marriott Beach Resort and Havana Cabana Key West.